Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600 * Tampa, FL 33607 * (813) 283-7000 * (813) 283-7001

CONTACT:	Lisa Tristano
MARC PR
Cell: 412-523-0452
Office: 412-562-1189
ltristano@marcusa.com

Checkers®/Rally’s® Unveils NASCAR® Contingency Program

‘Double Drive-Thru Challenge’ one of racing’s richest

DAYTONA, FL – February 19, 2005 – In demonstration of its dedication to speed and accuracy, Checkers Drive-In Restaurants, Inc. (NASDAQ: CHKR), the nation’s largest double drive-thru chain, will kick off its Checkers®/Rally’s® “Double Drive-Thru Challenge” NASCAR® NEXTEL Cup Series pit-road-service themed contingency award program at the Daytona 500® on February 20, 2005 (FOX, 1 p.m).

“We are thrilled to take this opportunity to recognize NASCAR NEXTEL Cup Series teams for their speed, accuracy, and consistency on pit road,” said Richard S. Turer, Vice President of Marketing at Checkers Drive-In Restaurants, Inc., during a press conference today at the Daytona International Speedway. “Our restaurants across the country understand that success is earned every day through speed, accuracy and consistency. It takes a great team to make a winning restaurant, just as it takes great race teams to produce winners every week in the NASCAR NEXTEL Cup Series races.”

Dale Jarrett, #88, and the UPS Team is just one of the teams participating in the Checkers/Rally’s “Double Drive-Thru Challenge.” Dale Jarrett shared his thoughts on the award program:

“The Checkers/Rally’s partnership means a lot to the Jarrett family because that’s a favorite for me, Kelley and especially the kids. Both my daughters are in high school in Hickory, N.C., and there is a Checkers right across the street. So, it is a place they visit quite often. I look forward to the association with Checkers and Rally’s for obvious reasons, but NASCAR has developed a knack for attracting some world-class sponsors and associations, and this is just another example.”

“Checkers/Rally’s offers one of the richest weekly contingency awards in NASCAR,” said Bob Duvall, NASCAR Series Marketing Manager. “The efforts of the entire race team are integral to the success of the driver and we are grateful to Checkers/Rally’s for honoring all of the members of the teams through its ‘Double Drive-Thru Challenge.’”

As the Official Burger and Drive-Thru Restaurant of NASCAR, Checkers/Rally’s will recognize the NASCAR NEXTEL Cup Series team with the best pit road performance each week with a $10,000 prize. At the end of the season, Checkers/Rally’s will award a grand prize of $100,000 to the team that garners the most Checkers/Rally’s “Double Drive-Thru Challenge” wins throughout the race season.

Checkers/Rally’s “Double Drive-Thru Challenge” takes place at all 36 NASCAR NEXTEL Cup Series point races. The winning teams must finish the lead lap and spend the least amount of time in pit lane.

The multi-year NASCAR and International Speedway Corporation sponsorships are contracted through Checkers/Rally’s National Production Fund, Inc.

About Checkers Drive-In Restaurants, Inc.

Checkers Drive-In Restaurants, Inc. (www.checkers.com) is the largest double drive-thru restaurant chain in the United States. The Company develops, produces, owns, operates and franchises quick service “double drive- thru” restaurants.

About NASCAR

The National Association for Stock Car Auto Racing (NASCAR) has a broad reach with 1,800 racing events in 36 states (as well as Canada and Mexico) at more than 110 tracks. Among major professional sports, NASCAR ranks number one in corporate involvement and per-event attendance, and number two in network television viewership with NASCAR sanctioned racing being broadcast in over 150 countries. The sanctioning body for stock car racing is headquartered in Daytona Beach, Fla., with offices in Charlotte, Concord, NC, Los Angeles, New York, Mexico City and Toronto.

Photo caption:

Dale Jarrett, #88, and the UPS Team is just one of the teams competing in the Checkers®/Rally’s® “Double Drive-Thru Challenge” at the 2005 Daytona 500®. Checkers/Rally’s NASCAR® NEXTEL Cup Series pit-road-service themed contingency award program kicks off at the race on Sunday, February 20, 2005 (FOX, 1 p.m.).

Except for historical information, this announcement contains “forward-looking” and “Safe Harbor” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995.